                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT is made the 25th day of April, 1995, by and among Corrections Corporation of America, a Delaware corporation having its principal place of business in Nashville, Tennessee ("CCA"), Concept Incorporated, a Delaware corporation having its principal place of business in Louisville, Kentucky ("Concept"), and the undersigned Stockholders of Concept (individually a "Stockholder" and collectively, the "Stockholders").


                                R E C I T A L S:

         WHEREAS, the Stockholders own, or will own as of the Closing, all of the issued and outstanding shares of Common Stock, $10.00 par value per share, of Concept (the "Shares") which constitute all of the issued and outstanding shares of Concept's capital stock;

         WHEREAS, Concept desires that the Shares be transferred and conveyed to CCA, and CCA desires to acquire the same from the Stockholders, pursuant to a share exchange (the "Share Exchange"), subject to the terms and conditions set forth herein;

         WHEREAS, the respective Boards of Directors of Concept and CCA deem it advisable and in the best interest of each such corporation to effect the Share Exchange;

         WHEREAS, the parties hereto desire to consummate all transactions contemplated under this Agreement, including, without limitation, the Share Exchange, all in accordance with the terms of this Agreement (collectively, the "Related Transactions"); and

         WHEREAS, for federal income tax purposes, it is intended that the Share Exchange shall qualify as a tax-free reorganization within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a "pooling of interests".

         NOW, THEREFORE, in consideration of the sum of $10.00 paid to Concept and other good and valuable consideration, the receipt of which is hereby acknowledged, and the mutual terms, covenants, agreements and conditions contained in this Agreement and for the purpose of stating the method, terms, and conditions of the exchange provided for herein, the mode of carrying the same into effect, the manner and basis of exchanging the Shares, and such other provisions relating to the exchange as the parties deem necessary or desirable, the parties agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   ARTICLE 1

                        SHARE EXCHANGE; RELATED MATTERS

         1.1 Exchange of Shares. Subject to all of the terms and conditions of this Agreement, at the closing provided for in Section 1.4 (the "Closing"), the Stockholders will convey, assign, transfer and deliver to CCA, and CCA will acquire all of the Shares free and clear of all claims, liens, suits, proceedings, calls, proxies, charges, options, security interests and encumbrances of any kind. Except as herein specifically set forth to the contrary, the identity, existence, certificate of authority, purposes, powers, objects, franchises, privileges, rights and immunities of Concept shall continue unaffected and unimpaired by the Share Exchange. The Share Exchange shall occur through a voluntary exchange by the Stockholders. After the Effective Time (as hereinafter defined) of the Share Exchange, each issued Share will automatically be deemed transferred to CCA and will thereafter represent to the Stockholders only the right to receive the Exchange Consideration as provided in Section 1.3.

         1.2 Effect of Share Exchange. As a result of the Share Exchange, CCA will indirectly control, as the sole stockholder of Concept, all assets owned by Concept (collectively, the "Assets"), including, without limitation, all assets, whether real or personal, tangible or intangible, reflected on Concept's balance sheet of March 31, 1995, exclusive of assets disposed of and replaced since that date in the ordinary course of business.

         1.3 Exchange Consideration and Exchange Shares. (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, shall be exchanged for [65.2473] shares of common stock, $1.00 par value, of CCA (the "CCA Common Stock") (the "Exchange Consideration" or the "Exchange Shares"). In no event shall the number of shares of CCA Common Stock to be delivered at the Closing exceed one million three hundred sixty-two thousand four hundred ninety-six (1,362,496) or be less than one million two hundred eighty-eight thousand five hundred sixty-two (1,288,562) shares of CCA Common Stock.

                 (b) Ninety percent (90%) of the aggregate Exchange Shares shall be available to the Stockholders at the Closing upon receipt of stock certificates duly endorsed for transfer. A certificate evidencing the shares of CCA Common Stock constituting the remaining ten percent (10%) (the "Escrow Shares") of the aggregate Exchange Shares shall be delivered to First Union Bank of Tennessee as Escrow Agent (the "Escrow Agent") to be held by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement").

                 (c) No fractional shares of CCA Common Stock will be issued and no cash will be paid in lieu of fractional Shares.

         1.4 Closing. The closing of the transactions contemplated by this Agreement will take place at the offices of Stokes & Bartholomew, P.A., on April 25, 1995, unless the parties hereto mutually agree upon another place or time (the "Closing Date" or the "Effective Time"). The Share Exchange and the Related Transactions will be effective upon consummation of the Closing.

         1.5 Surrender and Exchange of Stock Certificates and Related Items. After the Effective Time, each holder of any outstanding certificate or certificates therefore representing Shares, upon surrender thereto to CCA, shall be entitled to receive in exchange therefor, a certificate or certificates (as may be specified by such stockholder) representing the number of whole shares of CCA Common Stock for which such holder's Shares were exchanged. No interest will be paid or accrued on any portion of the Exchange Consideration. If the Exchange Consideration is to be issued to a person other than a person in whose name the surrendered certificate for Shares is registered, it shall be a condition of issuance that the surrendered share certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to CCA any required transfer or other taxes or establish to the satisfaction of CCA that such tax has been paid or is not applicable.


                                   ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF CONCEPT AND THE STOCKHOLDERS

         Concept and the Stockholders, jointly and severally, hereby represent and warrant to CCA, which representations and warranties will be true and correct on the date hereof, and on the Closing as if then restated by them, as follows:

         2.1 Organization and Qualification. Concept is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and assets and carry on its business as presently conducted. The copies of the Certificate of Incorporation and Bylaws of Concept, as amended to date, which are attached hereto as part of Schedule 2.1, are complete and correct and are in full force and effect at the date hereof. Concept is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary except for those jurisdictions where the failure to so qualify will not have a material adverse effect on Concept.

         2.2 Authority. Concept has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement has been duly and validly authorized by Concept's Board of Directors and no other corporate proceedings on the part of Concept are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly and validly executed and delivered by Concept and constitutes the legal, valid and binding agreement of Concept enforceable against Concept in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         2.3 Capitalization. (a) The authorized capital stock of Concept consists solely of 80,000 shares of Common Stock, $10.00 par value per share, of which 20,882 shares (the "Shares") are issued and outstanding on the date of this Agreement. All of the Shares are owned of record by the Stockholders as set forth on Schedule 2.3 hereto. All of the Shares have been duly authorized, validly issued and are fully paid and non-assessable. Except for the Shares,





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

there are no shares of capital stock or other equity securities of Concept issued or outstanding. The issuance and sale of all of the Shares issued and outstanding have been in full compliance with all applicable federal and state securities laws. Concept is not a party to or bound by any subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any of its securities, including any rights of conversion or exchange under any outstanding securities or other instruments. Except as set forth on
Schedule 2.3(a) hereto, there are no voting trusts, voting agreements or other agreements or understandings with respect to the Shares to which any Stockholder is a party or otherwise bound. There are no agreements or understandings, oral or written, explicit or implied, which grant to any single individual or entity (i) a majority equity interest in Concept, or (ii) the power to elect or direct the election of a majority of the members of the board of directors of Concept.

                 (b) Each Stockholder severally, but not jointly, represents and warrants that (i) such Stockholder is the record and beneficial owner of the number of Shares set forth beside his name on Schedule 2.3 attached hereto, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind; (ii) such Stockholder has the full right, power, authority and capacity to sell and transfer the respective Shares owned by such Stockholder; (iii) by virtue of the transfer of the Shares to CCA at the Closing, CCA will obtain full title to such Shares, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind. To the best knowledge of each Stockholder, each other Stockholder is the record and beneficial owner of the number of Shares set forth beside each such other Stockholder's name on
Schedule 2.3, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind, and each other Stockholder has full right, power, authority and capacity to sell and transfer the respective Shares owned by such Stockholder. This Agreement constitutes a legal, valid and binding agreement of Concept. The Stockholders severally but not jointly represent that the Agreement constitutes a legal, valid and binding obligation of each Stockholder and is enforceable against each in accordance with its terms. As of the Closing Date and upon receipt of the Exchange Consideration, each Stockholder represents that he or it has no claims of any kind (whether absolute, accrued, contingent or otherwise) against Concept.

         2.4 Subsidiaries and Ventures. Schedule 2.4A hereto is a complete list of each corporation, partnership, joint venture or other business organization (the "Subsidiary" or, with respect to all such organizations, the "Subsidiaries") in which Concept or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which Concept or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by Concept. Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in
Schedule 2.4, which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, except for those jurisdictions where the failure





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

to so qualify will not have a material adverse effect on Concept. Each Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. Each Subsidiary has the corporate power and authority and possesses all governmental and other permits, licenses and other authorizations to own or lease its properties and carry on its business as now conducted. The outstanding capital stock of each Subsidiary which is a corporation is validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.4B, Concept and the Subsidiaries have good and valid title to the equity interests in the Subsidiaries shown as owned by each of them on Schedule 2.4, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind. Except where otherwise indicated herein or unless the context otherwise requires, any reference to Concept herein shall include Concept and all of its Subsidiaries.

         2.5 Consents and Approvals of Governmental Authorities. Other than those listed on Schedule 2.6, no consent, approval, waiver or authorization of, notice to or declaration or filing with any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any Federal, State or local governmental or regulatory authority, agency, department, board, commission or instrumentality, and court, tribunal or arbitrator and any self-regulatory organization ("Governmental Authority"), including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder, on the part of Concept is required in connection with the execution or delivery of this Agreement or the consummation of the Share Exchange, other than those consents that, if they were not obtained or made, do not or would not materially and adversely affect the ability of Concept to perform its obligations as set forth herein or to consummate the transactions contemplated hereby.

         2.6 Other Consents. Except as set forth on Schedule 2.6, no consent of, or notice to, any person is necessary in connection with the execution, delivery and performance of this Agreement by Concept or the Stockholders or the consummation of the Share Exchange by the Stockholders, including, but not limited to, consents from lenders or parties to leases or other agreements or commitments other than those consents that, if they were not obtained or made do not or would not materially and adversely affect the ability of Concept to perform its obligations as set forth herein or to consummate the transactions contemplated hereby.

         2.7 No Violation. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and compliance by Concept with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Concept, (ii) except as set forth on Schedule 2.7 attached hereto, require any consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration thereof under any of the terms, conditions or provisions of any material contract or other obligation to which Concept is a party or by which it or any of its properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Concept, or (iv) subject to obtaining the consents from Governmental





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

Authorities referred to in Section 2.5 above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or, to Concept's knowledge, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which Concept or its assets or properties are subject.

         2.8 Financial Statements. (a) Concept has delivered to CCA true and correct copies of (i) audited balance sheets of Concept at December 31, 1994, December 31, 1993, and December 31, 1992 and related audited statements of income and cash flow for the fiscal years then ended, and (ii) the unaudited balance sheet of Concept as of March 31, 1995 and its related unaudited statements of income and cash flow for the period ending March 31, 1995 included herein on Schedule 2.8A, and including in each case the notes thereto (together, the "Concept Financial Statements"). The Concept Financial Statements present fairly the consolidated assets, liabilities and financial position of Concept, the results of its operations and all costs and expenses for the periods specified. Except as set forth on Schedule 2.8A, Concept has no liabilities or obligations of any kind whatsoever (whether absolute, contingent, accrued or otherwise), including, without limitation, payroll taxes, which are not reflected in the Concept Financial Statements which, under generally accepted accounting principles, would be required to be reflected in the Concept Financial Statements, other than those liabilities incurred in the ordinary course of business since the date of the Concept Financial Statements. All such Concept Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied from the books and records of Concept which accurately and fairly reflect the transactions and dispositions of the assets of Concept. Concept has made all required contributions to fund employee benefit costs required to be made through the date hereof.

                 (b) Concept has delivered to CCA true and correct copies of audited balance sheets of United Concept Limited Partnership ("UCLP") at December 31, 1994 and related audited statements of income and cash flow for the fiscal years then ended (the "UCLP Financial Statements"). The UCLP Financial Statements present fairly the consolidated assets, liabilities and financial position of Concept the results of its operations and all costs and expenses for the periods specified. Except as set forth on Schedule 2.8A, Concept has no liabilities or obligations of any kind whatsoever (whether absolute, contingent, accrued or otherwise), including, without limitation, payroll taxes, which are not reflected in the UCLP Financial Statements which, under generally accepted accounting principles, would be required to be reflected in the UCLP Financial Statements, other than those liabilities incurred in the ordinary course of business since the date of the UCLP Financial Statements. All such UCLP Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied from the books and records of Concept which accurately and fairly reflect the transactions and dispositions of the assets of Concept. Concept has made all required contributions to fund employee benefit costs required to be made through the date hereof.

         2.9     Operations Since December 31, 1994.  Except as set forth in
Schedule 2.9, since December 31, 1994, Concept has not:





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

                 (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities, business or prospects, experienced any labor difficulty, or suffered any material casualty loss (whether or not insured);

                 (b) made any change in its business or operations or in the manner of conducting its business other than changes in the ordinary course of business;

                 (c) incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                 (d) paid, discharged or satisfied any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, encumbrances or liabilities (i) which are reflected or reserved against in the Financial Statements and which were paid, discharged or satisfied since the date thereof in the ordinary course of business were consistent with past practice, or (ii) which were incurred and paid, discharged or satisfied since December 31, 1994 in the ordinary course of business and consistent with past practice;

                 (e) written off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs or write-offs made in the ordinary course of business, consistent with past practice and at a rate no greater than during the twelve (12) months ended December 31, 1994;

                 (f) cancelled any other debts or claims, or waived any rights, of substantial value;

                 (g) sold, transferred or conveyed any of its properties or assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                 (h) disposed of or permitted to lapse, or otherwise failed to preserve the exclusive rights of Concept to use any patent, trademark, trade name, logo or copyright or any such application, or disposed of or permitted to lapse any license, permit or other form of authorization to use any patent, trademark, trade name, logo or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how;

                 (i) granted any increase in the compensation of any officer, director, employee or agent (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), or adopted any such plan or other arrangements other than in the ordinary course of business; and no such increase, or the adoption of any such plan or arrangement, is planned or required;





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

                 (j) except as shown on the Financial Statements, made any capital expenditures or commitments in excess of $25,000 in the aggregate for replacements or additions to property, plant, equipment or intangible capital assets;

                 (k) declared, paid or made or set aside for payment for making, any dividend or other distribution in respect of its capital stock or other securities, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or other securities;

                 (l) made any change in any method of accounting or accounting practice;

                 (m) paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any Stockholder or the officers or directors of Concept, any affiliates or associates of Concept or its respective officers or directors, or any business or entity in which Concept or any of its stockholders has any direct or material indirect interest, except for (i) the stockholders loans to Concept listed in Schedule 2.9(m), (ii) compensation to the officers and employees of Concept at rates not exceeding the rates of compensation in effect at December 31, 1994 and (iii) advances to employees in the ordinary course of business for travel and expense disbursements in accordance with past practice, but not in excess of $5,000 at any one time outstanding;

                 (n)  amended Concept's Certificate of Incorporation or Bylaws;
or

                 (o) agreed, whether in writing or otherwise, to take any action described in this Section 2.9.

         2.10 Financings. Schedule 2.10 lists each securities offering completed by Concept since inception (collectively, the "Financings"), and, other than as described in Schedule 2.10, none of the terms of which have been defaulted or breached or, after notice or lapse of time or both, will be defaulted or breached by Concept under any of the agreements executed in connection with the Financings. Concept has received no notices threatening such a breach or default.

         2.11 Employment Discrimination. Except with respect to the matters described on Schedule 2.11, to the knowledge of Concept, no person or party (including, but not limited to, any governmental agency) has any claim or basis for any action or proceeding, against Concept relating to its employees and arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, but not limited to, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, or the Age Discrimination in Employment Act of 1967 or the Americans With Disabilities Act of 1990) which, if adversely decided, could have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings or business of Concept.





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

         2.12 Licenses and Permits. Concept has all local, state and federal licenses, permits, registrations, certificates, consents, accreditations and approvals (collectively, the "Licenses and Permits") necessary to conduct its business in the manner currently conducted except for those Licenses or Permits that, if they were not obtained, do not or would not materially and adversely affect the business of Concept. Except as set forth on Schedule 2.12 hereto, there is no default under any of Concept's Licenses and Permits, no notices have been received by Concept or its employees, agents or representatives with respect to threatened, pending, or possible revocation, termination, suspension or limitation of any such License or Permit, and, to Concept's knowledge, there exists no grounds for revocation, suspension or limitation of any such License or Permit.

         2.13    Compliance with Applicable Laws.  Except as disclosed in
Schedule 2.13 hereto, the business of Concept is and has been operated in compliance with all applicable Laws and other requirements of Governmental Authorities and any and all contracts between Concept and any Governmental Authorities (collectively, "Governmental Contracts"), all to the extent necessary to avoid any material adverse effect on the business, properties or conditions (financial or otherwise) of Concept. As of the date of this Agreement, to the knowledge of Concept, no investigations or review by any Governmental Authorities with respect to Concept is pending or threatened, nor has any Governmental Authority indicated an intention to conduct the same other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on Concept.

         2.14 Finders and Investment Bankers. Neither Concept nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than Stephens Inc. pursuant to certain agreements, accurate and complete copies of which have been provided to CCA.

         2.15    Title to Properties; Encumbrances.  Except as set forth in
Schedule 2.15A, Concept has good, valid and marketable title to all properties and assets it purports to own, real, personal and mixed, tangible and intangible, including, without limitation, the properties and assets reflected in the Financial Statements. Except as set forth in Schedule 2.15B, none of such properties or assets (or any other properties or assets used in the business of Concept) are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge of any kind, except
(a) liens shown on the Financial Statements as securing specified liabilities,
(b) liens for current taxes not yet due, and (c) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property subject thereto and do not materially impair the use of the property subject thereto or impair the operations of Concept.

         2.16 Leases and Contracts. (a) Schedule 2.16 hereto sets forth a complete and accurate list of all contracts, agreements, consulting arrangements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, Schedules, Exhibits and appendices thereof, affecting or relating to Concept's business, its assets, the Shares or any interest therein, to which Concept is a party or by which Concept or its business, assets or shares





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

are bound or affected, including, without limitation, Governmental Contracts, service contracts, equipment leases, and leases of space and ground leases (collectively, the "Contracts"); provided there shall be no breach of this
Section 2.16 if Immaterial Contracts, as defined below, are omitted. "Immaterial Contracts" shall mean contracts having a remaining term of less than one (1) year and involving an expenditure of less than $15,000 in the aggregate for all obligations under any one contract. Attached to Schedule
2.16 are accurate descriptions of all Contracts.

         (b) None of the Contracts has been modified, amended, assigned or transferred other than in the ordinary course of business except as specified in Schedule 2.16; and each is, and will be subsequent to the Effective Time, in full force and effect; and each is valid, binding and enforceable in accordance with its respective terms, except as limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         (c) To the knowledge of Concept, no event or condition has happened or presently exists which constitutes a default or breach, or, after notice or lapse of time or both, would constitute a default or breach by Concept under any of the Contracts, and Concept will not do or permit any act or omit to do or allow the omission of any act which would cause such a default or breach. There are no counterclaims or offsets under any of the Contracts.

         (d) Except as described in Schedule 2.16, there does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the Contracts.

         (e) No purchase commitment by Concept is in excess of Concept's ordinary business requirements.

         (f) Except as disclosed on Schedule 2.16, the Share Exchange will not result in a breach of or default under any Contract nor give rights to any third party to terminate or modify any Contract.

         (g) All oral Contracts can be terminated by Concept at any time before or after the Effective Time, without penalty, upon no more than thirty
(30) days written notice.

         2.17 Trademarks, Patents, Etc. Schedule 2.17 is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, formulas and applications therefor owned by Concept or used or required by Concept in the operation of Concept's business, title to each of which is, except as set forth in Schedule 2.17 hereto, held by Concept free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. There is no infringement action, lawsuit, claim or complaint which asserts that Concept's operations violate or infringe the rights or the trade names, trademarks, trade registration, service name, service mark or copyright of others with respect to any apparatus or method of Concept or, to the knowledge of Concept, any adversely held trademark, trade name, trademark registration, service name, service mark or copyright, and





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

Concept is not in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

         2.18 Pooling of Interests. Concept has not taken or failed to take any actions which would prevent the accounting for the Share Exchange as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the Securities and Exchange Commission.

         2.19 Absence of Questionable Payments. Neither Concept nor any affiliate of Concept nor any other person acting on its behalf has directly or indirectly (i) used any corporate funds for any unlawful payment to any foreign or domestic governmental or judicial officials or employees, (ii) made any unlawful payment (including any bribe, rebate, payoff, kickback or influence payment) to any person or entity, private or public, whether in the form of cash, property, services or otherwise, (iii) violated or is in violation of any provision of any Laws relating to corruption of governmental officials or representatives, including the Foreign Prohibited Trade Practices Act and similar Laws, (iv) established or maintained any funds of monies or other assets for the purposes specified in clauses (i) or (ii) above, or (iv) made any false or fictitious entry on the books or records of Concept relating to any payment referred to in clauses (i) or (ii) above.

         2.20    Environmental Matters.  Except as set forth on Schedule 2.20:

                 (a) All federal, state and local permits, licenses and authorizations required for the use and operation of the real property owned, leased or used by Concept have been obtained and are presently in effect other than those, the lack of which, would not have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings or business of Concept.
                 (b) None of such real property has been used by Concept or by any other person at any time to handle, treat, store or dispose of any hazardous or toxic waste or substance, nor is any of the real property, including all soils, ground waters and service waters located on, in or under such real property or the improvements located thereon, contaminated with pollutants or other substances, specifically including, but not limited to, lead, pcbs and/or asbestos-containing building materials, which contamination may give rise to a clean-up obligation under any federal, state or local law, rule, regulation or ordinance.

                 (c) There are no outstanding violations or any consent decrees entered against Concept regarding environmental and land use matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes or noise.

                 (d) There are no presently claimed, threatened or alleged violations with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license, or authorization and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations which could, if adversely decided, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings, prospects or business of Concept.

                 (e) All operations conducted by Concept on such real property have been and are, in all material respects, in compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control.

                 (f) There are no presently threatened or pending lawsuits or administrative proceedings against Concept that may affect Concept regarding environmental compliance, control or liability.

         2.21 Litigation. Except as set forth in Schedule 2.21, there are no claims, actions, suits, proceedings, or to the knowledge of Concept, investigations pending or threatened by or against, or otherwise affecting Concept at law or in equity or before or by any Governmental Authority, and Concept does not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation. No claim, action, suit, proceeding or investigation set forth in Schedule 2.21, could, if adversely decided, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings, prospects or business of Concept.

         2.22 Insurance. Schedule 2.22 hereto sets forth a complete and accurate list and brief description (including policy numbers, deductibles, carriers and effective and termination dates) of all policies of fire, workmen's compensation, health, life, title, automobile, general liability and other forms of insurance presently in effect with respect to Concept. All such policies are valid, outstanding and enforceable policies; and will remain in full force and effect at least through the respective dates set forth in
Schedule 2.22 without the payment of additional premiums; and other than in the ordinary course, will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Except as described in Schedule 2.22 hereto, Concept has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last five years. Schedule 2.22(a) contains an accurate description of any provision contained in the policies identified on Schedule 2.22 which provides for retrospective premium adjustment. Schedule 2.22(b) identifies all risks which Concept has designated as being self-insured and the amount of reserve set aside by Concept to cover such risk.

         2.23 Employees and Fringe Benefit Plans. (a) Schedule 2.23(a) hereto sets forth a complete list of all of Concept's directors, officers and executive employees, together with true and correct copies of any and all employment contracts, fringe benefits and personnel policies. Except as provided in Schedule 2.23(a), Concept has no written employment agreements (other than non-compete agreements) with its employees.

                 (b) Schedule 2.23(b) hereto contains a summary of the terms of each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, of Concept, whether formal or informal, whether legally binding or not, and whether affecting one or more of its employees. Copies of each such agreement or plan have heretofore been delivered to CCA. Concept does not have any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional such agreement, plan, arrangement or practice; (ii) other than as required by applicable law, to modify or change any such agreement, plan, arrangement or practices; or (iii) to maintain for any period of time any such agreement, plan, arrangement or practice, except as accurately described in Schedule 2.23(b). Schedule 2.23(b) contains an accurate description of the binding policies (and commitments, if any) of Concept with respect to each such existing plan, arrangement or practice.

                 (c) Except as disclosed in Schedule 2.23(c), (i) Concept has no unfunded past service liability in respect of any of its employee benefit plans; (ii) the actuarial value of vested benefits under any employee benefit plan of Concept, computed on a termination basis, does not exceed the fair market value of the fund assets relating to such plan; (iii) neither Concept nor any plan or, to the knowledge of Concept, any trustee, administrator, fiduciary or sponsor of any plan has engaged in any prohibited transactions as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code; (iv) all filings and reports as to such plans required to have been made on or prior to the Closing Date to the Internal Revenue Service, the United Stated Department of Labor or other Governmental Authorities have been or will be made on or prior to the Closing Date; (v) there is no material litigation, disputed claim, governmental proceeding or investigation pending or, to the knowledge of Concept, threatened with respect to any of such plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such plans; (vi) such plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; (vii) there has been no "Reportable Event" as defined in Section 4043 of ERISA with respect to any Employee Benefit Plan subject to Subtitle B of Title IV of ERISA that has not been waived by the Pension Benefit Guaranty Corporation; and (viii) except as set forth on Schedule 2.23(c), all contributions required to be made for all periods ending prior to the Closing (including the current plan years) will be made prior to closing in accordance with past practice and the recommended contribution in any actuarial report.

                 (d) Except as set forth in Schedule 2.23(d) hereof, Concept has complied in all material respects with all applicable Laws relating to employee's employment and/or employment relationships, including, without limitation, wage related Laws, anti-discrimination Laws and employee safety Laws.

                 (e) Except as set forth in Schedule 2.23(e) hereof, Concept is not a party to any contract or agreement which would require CCA to hire, or subject CCA to liability if it terminated or did not hire, any employee of Concept or which would require CCA to pay or provide, or subject CCA to liability if it did not pay or provide, any employee benefits to any employee of Concept for periods prior to or after the Closing Date (including any and all employee benefits and any compensatory, over-time, vacation, sick or holiday pay).

         2.24 Labor Relations. As of the date hereof, Concept has approximately 800 employees. Concept is not a party to any labor contract, collective bargaining agreement, contract, letter of understanding or any other arrangement, formal or informal, with any labor union or organization which obligates Concept to compensate its employees at prevailing rates or union scale, nor are any of its employees represented by any labor union or organization. To the knowledge of Concept, there is no pending or threatened labor dispute, work stoppage, unfair labor practice complaint, strike, administrative or court proceeding or order between Concept and any present or former employee of Concept. To the knowledge of Concept, there is no pending or threatened suit, action, investigation or claim between Concept and any present or former employee of Concept. To the knowledge of Concept, there has not been any labor union organizing activity with respect to Concept employees within the last three (3) years.

         2.25 Taxes and Returns. (a) Except as disclosed in Schedule 2.25 attached hereto, Concept has timely filed, or caused to be filed, all federal, state, local and foreign income, gross receipts, sales, use, property, production, payroll, franchise, withholding, employment, social security, license, excise, transfer, gains, and other tax returns or reports required to be filed by it, and has paid or withheld, or caused to be paid or withheld, all taxes of any nature whatsoever, including any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), required to be paid or withheld, other than such taxes for which adequate reserves in the Concept Financial Statements have been established and which are being contested in good faith. Except as set forth in Schedule 2.25 attached hereto, there are no claims or assessments pending against Concept for any alleged deficiency in any Tax, and Concept does not know of any threatened Tax claims or assessments against Concept (other than those for which adequate reserves in the Concept Financial Statements have been established). Except as set forth in Schedule 2.25 attached hereto, as of the date of this Agreement, there are no outstanding requests by Concept for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. Except as set forth on Schedule 2.25 attached hereto, as of the date of this Agreement, no taxing authority is conducting or has notified Concept that it intends to conduct, an audit of any prior tax period of Concept.

                 (b) Concept has not made or become obligated to make, or will not, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in
Section 280G of the Code (without regard to subsection (b)(4) thereof).

                 (c) All monies required to be withheld through Closing by Concept from employees or independent contractors or collected from customers for income taxes, social security, unemployment insurance taxes, sales and use taxes, and the portion of any such taxes to be paid by Concept to Governmental Authorities, have been collected or withheld and are either paid to the respective Governmental Authorities or set aside in accounts for such purpose and appear on the books of Concept.

         2.26 Conflicts of Interest. Except as set forth on Schedule 2.26 hereof, no director, officer or stockholder of Concept, or an affiliate of the same, is either a supplier of goods or services to Concept, or directly or indirectly controls or is a director, trustee, officer, employee or agent of any corporation, firm, association, partnership or other business entity which is a supplier of goods or services to Concept. Schedule 2.26 sets forth an accurate description of such relationships.

         2.27 Customers. Schedule 2.27 sets forth a list of the 3 largest customers of Concept in terms of revenue during the fiscal year ended December 31, 1994 and the three-month period ending March 31, 1995 showing the approximate total sales by Concept to each such customer during the fiscal year ended December 31, 1994 and the three-month period ending March 31, 1995. Except to the extent set forth in Schedule 2.27, there has not been any material adverse change in the business relationship of Concept with any customer and Concept did not have any customer who accounted for more than 5% of Concept's sales during the fiscal year ended December 31, 1994 and the three-month period ending March 31, 1995.

         2.28 Accounts Receivable. All accounts receivable of Concept, whether or not reflected in the Financial Statements, represent transactions actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated consistent with past practice). Subject to such reserves, each of the accounts receivable either has been collected in full or is collectible in full, without any setoff.

         2.29 Banking Relationships. Schedule 2.29 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Concept maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom. At the closing, Concept will deliver to CCA copies of all records, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts.

         2.30 No Breach. Except as otherwise disclosed in this Agreement or any schedule hereto, each arrangement (whether evidenced by a written document or otherwise and of whatever type) referred to in this Agreement or in any Schedule or Exhibit hereto under which Concept has any right, interest or obligation is in full force and effect; to the knowledge of Concept, there have been no threatened cancellations thereof nor outstanding disputes thereunder, and Concept has not breached any provision of, nor does there exist any default in any material respect under, or event (including the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby) which is, or with the giving of notice or the passage of time or both would become, a breach or default by Concept in any material respect under the terms of any such arrangement.

         2.31 Corporate Records. Concept has delivered or provided to CCA for its review true, complete and correct copies of the following items, as amended and presently in effect, for Concept: (a) Certificate of Incorporation, (b) Bylaws, (c) minute books, and (d) stock registration books (all hereinafter referred to as the "Corporate Records"). The Corporate Records contain a record of all stockholder, director and executive committee meetings and actions taken without a meeting from the date of Concept's incorporation to the date hereof. The stock registration books are complete and accurate and contain a complete record of all transactions in Concept's capital stock from the date of its incorporation to the date hereof.

         2.32 CCA Stock Ownership. Neither Concept nor the Stockholders own any shares of CCA Stock or other securities convertible into CCA Stock.

         2.33 No Undisclosed Liability. Except as and in the extent of the amounts specifically reflected or reserved against in the Financial Statements or disclosed in the notes thereto, or as described on Schedule 2.33 or as incurred in the ordinary course of business subsequent to the periods of the Financial Statements, Concept does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties and other charges payable with respect thereto).

         2.34 Related Party Transactions. All transactions between Concept and any Stockholder prior to the Effective Time were conducted at arm's length, at fair value and were not consummated in contemplation of the Share Exchange.

         2.35 Full Disclosure. All of the information provided by Concept and its representatives herein or in the Schedules or Exhibits is true, correct, and complete in all material respects and no representation or warranty, or statement made by Concept in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading. Documents delivered or to be delivered to CCA pursuant to this Agreement are or will be true and complete copies of what they purport to be.


                                  ARTICLE III

                   COVENANTS OF CONCEPT AND THE STOCKHOLDERS

         Concept and the Stockholders, jointly and severally, represent, covenant and agree as follows:

         3.1 Notification of Certain Matters. Concept shall give prompt notice to CCA if any of the following occur after the date hereof, but prior to the Effective Time: (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become default under any contract to which Concept is a party; (ii) receipt of any notice or other communication from any third party alleging that the consent of a third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iv) the occurrence of any event which would have a material adverse effect on the transaction; (v) the commencement or threat of any litigation involving or affecting Concept, or any of its properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Concept which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Share Exchange or any material development in connection with any litigation disclosed or required to be disclosed by Concept in or pursuant to this Agreement; and (vi) the occurrence of any event that would cause a breach by Concept of any provision of this Agreement or that, if such event had occurred on the date hereof, would have been required to have been disclosed in this Agreement.

         3.2 Access and Information. Between the date of this Agreement and the Effective Time, Concept will give CCA and its authorized representatives (including, without limitation, financial advisors, accountants and legal counsel) at all reasonable times reasonable access to all offices, prison facilities and other facilities and, subject to applicable Law and compliance with contractual obligations, to all Contracts, agreements, commitments, books and records (including, but not limited to, tax returns) of Concept, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish CCA with such available financial and operating data and other information with respect to the business and properties of Concept as CCA may from time to time reasonably request.

         3.3 Best Efforts. Concept agrees to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, the Share Exchange and the transactions contemplated by this Agreement and to satisfy the conditions of the Closing set forth herein, including, but not limited to: (i) obtaining all necessary approvals or waivers of Concept's lenders and other third parties, (ii) the defending of any litigation against Concept challenging the Share Exchange or this Agreement, (iii) obtaining all necessary actions or nonactions, waivers or consents from Governmental Authorities required for the consummation of the Share Exchange and the transactions contemplated thereby, and (iii) obtaining all necessary actions, waivers or consents from KPMG Peat Marwick required for any filings by CCA with the Securities and Exchange Commission, the New York Stock Exchange or other applicable exchange.

         3.4 Public Announcements. So long as this Agreement is in effect, Concept shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Share Exchange or the transactions contemplated by this Agreement without the prior written consent of CCA.

         3.5 Resignation of Directors and Officers. Concept shall cause the officers and directors of Concept as CCA may request, to resign their positions as such as of the Effective Time.

         3.6 Pooling; Tax Consequences. After the Effective Time, neither Concept nor the Stockholders shall (i) knowingly take any action or knowingly fail to take any action that would jeopardize the treatment of the Share Exchange as a "pooling of interests" for accounting purposes, (ii) knowingly take any action or knowingly fail to take any action that would jeopardize qualification of the Share Exchange as a reorganization within the meaning of Section 368(a)(1)(B) of the Code or (iii) enter into any contract, agreement, communication or arrangement with respect to either of the foregoing.

         3.7 No Solicitation. Unless and until this Agreement shall have been terminated pursuant to its terms, neither Concept nor any of its executive officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations (with any person other than CCA) concerning any merger, sale or substantial assets, tender offer, sale of shares of stock or similar transaction involving Concept or disclose, directly or indirectly, any information not customarily disclosed to the public concerning Concept or afford to any other person access to the properties, books or records of Concept or otherwise assist any person preparing to make or who has made such an offer or enter into any agreement with any third party providing for a business combination transaction, equity investment or sale of significant amount of assets.

         3.8 Termination of Employees. Concept shall cause all current employees of Concept listed on Schedule 3.8A to be terminated effective prior to the Closing Date (the "Terminated Employees"), and Concept shall pay the severance, vacation or other amounts due to such Terminated Employees as set forth on Schedule 3.8 hereto (the "Severance Obligations"). To the extent that the sum of (i) the Severance Obligations; (ii) the gross compensation to be paid to the Concept employees listed on Schedule 3.8B (the "Schedule 3.8B Employees") from the Effective Time through September 30, 1995, and (iii) the amount paid by Concept or CCA in resolving any other claims, suits or proceedings brought by any of the Terminated Employees on Schedule 3.8B Employees as a result of or in connection with the termination of their employment or otherwise, exceeds $300,000, then the Stockholders, jointly and severally, shall defend, indemnify and hold CCA and Concept harmless from any such excess amount over $300,000.

         3.9 Employee Benefit Matters. Effective as of the Closing Date, Concept shall, in accordance with the terms of any governing and applicable employee benefit plans of Concept, withdraw from participating in such plans as an adopting employer. Consequently, each employee of Concept shall no longer be eligible to participate in, or accrue benefits under, any such plan, but shall be eligible for any distribution allowable therefrom in accordance with the terms of such plans and the applicable Laws.

         3.10 Employee Benefit Reporting and Disclosures. Concept shall make any and all necessary reports and disclosures required by any federal or state agency in relation to any employee benefit plans in this transaction. Further, Concept agrees to provide CCA with any and all information pertaining to such employee benefit plans which CCA, in its sole discretion , determines is necessary to comply with any reporting or disclosures required pursuant to any Laws or to conduct any test required pursuant to the Code or ERISA.

                                   ARTICLE IV

                                COVENANTS OF CCA

         4.1 Best Efforts. CCA agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Share Exchange and the transactions contemplated by this Agreement and to satisfy the conditions of the Closing set forth herein, including, but not limited to: (i) obtaining all necessary approvals or waivers of the CCA lenders and other third parties, (ii) the defending of any litigation against CCA challenging the Share Exchange or this Agreement, and (iii) obtaining all necessary actions or nonactions, waivers or consents from Governmental Authorities required for the consummation of the Share Exchange and the transactions contemplated thereby.

         4.2 Stock Adjustments. Nothing in this Agreement shall limit the right of CCA to issue or agree to issue any of its stock or other securities in any manner and for any consideration permitted by law prior to or after the Effective Time; provided, however, that if CCA takes any action which establishes prior to the Effective Time, a record date or an effective date for a stock dividend on its common stock, a split-up or any combination of its common stock or any distribution on shares of its common stock other than cash dividends, CCA will take all such action as shall be necessary in order that the Concept Shares will be converted in the Share Exchange into additional shares of CCA Stock which would have been delivered to the holders of the Concept Stock if the Share Exchange had been made effective immediately before such record or effective date.

         4.3 Listing Application. CCA shall promptly prepare and submit to the New York Stock Exchange a Listing Application covering the shares of CCA Stock issuable in the Share Exchange and shall use its best effort to obtain, prior to the Effective Time, approval for the listing of such CCA Stock subject to official notice of issuance.

         4.4 Employee Matters. (a) CCA will honor and assume the employment contracts between Concept and those Concept employees listed on
Schedule 4.4(a) hereto.

                 (b) CCA shall also offer employment to Mr. William Sandbach. The terms and conditions of such employment shall be determined by CCA and may, at the option of CCA, include as a condition to such employment, that Mr. Sandbach relocate to Nashville, Tennessee. CCA shall not be obligated to offer employment to any other Concept employee except as provided in this Section 4.4.

                 (c) CCA shall fund the payment of the Severance Obligations (to the extent set forth in Section 3.8) to the Terminated Employees in accordance with Schedule 3.8.

                 (d) CCA acknowledges the informal arrangement between D. Paul Alagia and Concept and hereby assumes, from the Effective Time and for a period of four months, the obligations of Concept to (i) pay Mr. Alagia benefits totaling $27,000 per month. In consideration of such assumption by CCA, Mr. Alagia shall continue to provide services to Concept consistent with those currently provided by Mr. Alagia to Concept. The terms and conditions of such arrangement shall be as set forth in Exhibit D hereto.

         4.5 Registration of CCA Common Stock. The CCA Common Stock is to be issued initially without registration under the Securities Act of 1933, as amended (the "1933 Act") or registration or qualification under the securities laws of any state or jurisdiction (the "State Laws"). CCA shall use its best efforts to register up to 420,000 shares of the CCA Common Stock held by the Stockholders (the "Registrable CCA Shares") under the 1933 Act, on Securities and Exchange Commission Form S-3 (or any applicable successor form) in an underwritten public offering, and to register or qualify such shares under applicable State Laws, all within 120 days after the Closing Date. Notwithstanding the foregoing, CCA shall not be obligated to effect such a registration with respect to any Registrable CCA Shares which the Stockholders are able to place privately at a price of not less than $30.50 per share within 120 days of the Closing Date. In connection therewith, CCA agrees to use its reasonable efforts to assist the Stockholders in locating such a private purchaser for the CCA Common Stock. In connection with the above-described registration statement, CCA will pay all registration expenses (excluding legal fees of the Stockholders and their pro rata portion of any filing fees). All underwriting discounts and selling commissions applicable to the sale of the CCA Common Stock shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than CCA (except to the extent CCA shall be a seller) as they may agree.

         4.6 Transfer of CCA Common Stock. The Stockholders shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the shares of CCA Common Stock or any interest therein unless the CCA Common Stock is registered under the 1933 Act and any applicable State Laws or unless the CCA Common Stock is the subject of an opinion of counsel, which opinion and counsel are reasonably acceptable to CCA, that such registration is not required. The stock certificates evidencing the CCA Common Stock will bear legends setting forth the restrictions on transfers stated immediately above, and stop-transfer instructions will be delivered by CCA to CCA's stock transfer agent (First Union Bank of North Carolina) reflecting such restrictions. In no event shall the Stockholders transfer any CCA Common Stock prior to the day following the first filing by CCA with the Securities and Exchange Commission of a report on Form 10-K or 10-Q, as appropriate, that includes financial statements covering a period of at least 30 days of combined operations of Concept and CCA following the Closing Date. Any and all transfers of CCA Common Stock by the Stockholders shall comply with the provisions of ASR 135 Rules.

                                   ARTICLE V

                                   CONDITIONS

         5.1 Conditions to Obligations of CCA. The obligations of CCA to effect the Share Exchange shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by CCA:

                 (a) No Injunction. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the Share Exchange which has not been vacated, dismissed or withdrawn by the Effective Time and CCA shall have received a certificate to that effect signed by an officer of Concept.

                 (b) Representations, Warranties and Agreements. The representations and warranties of Concept set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as though made at such time. Concept shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and CCA shall have received a certificate to that effect signed by an officer of Concept.

                 (c) Legal Opinion. CCA shall have received an opinion from Thompson & Mitchell, counsel to Concept, dated the Closing date in the form attached hereto as Exhibit B.

                 (d) Litigation. No action or proceeding shall be pending or threatened by or before any person, court or other Governmental Authority, seeking to restrain or prohibit or to recover damages in respect of any or all of the transactions contemplated hereby or to revoke or suspend any license, permit, order or approval by reason of the Share Exchange or any or all of the transactions contemplated hereby.

                 (e) Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Authorities necessary for the consummation of the Share Exchange shall have been obtained on terms satisfactory to CCA and shall be in full force and effect.

                 (f) Other Consents. Consents or waivers from parties other than Governmental Authorities that are required in connection with the consummation of the Share Exchange shall have been obtained on terms satisfactory to CCA and shall be in full force and effect and signed copies thereof shall have been delivered to CCA.

                 (g) Secretary of State Certificates. CCA shall have received a Certificate of the Secretary of State of the State of Delaware, with respect to Concept, and of each state in which Concept is qualified to do business as a foreign corporation as of a recent date, showing

Concept to be validly existing or qualified as a foreign corporation and its states of existence and qualification, as the case may be, and in good standing and that all franchise taxes required to be paid and all reports required to be filed have been duly paid and filed, and with respect to the Certificate of the Secretary of State of the State of Delaware, listing all documents filed and attaching certified copies thereof.

                 (h) Secretary's Certificate of Concept. CCA shall have received a Certificate of the Secretary of Concept, stating that (i) no document has been filed relating to or affecting the Certificate of Incorporation of Concept after the date of the Certificate of the Secretary of the state of its incorporation furnished pursuant to Section 5.1(g), and (ii) attached to the Secretary's Certificate is a true and complete copy of Bylaws of Concept, as the case may be, as in full force and effect at the date of the Closing.

                 (i) Resolutions. CCA shall have received certified copies of resolutions duly adopted by Concept's Board of Directors authorizing the execution and delivery of this Agreement, the Share Exchange, and the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the date of the Closing.

                 (j) Audited Financial Statements. CCA shall have received audited financial statements of Concept for the fiscal year ended December 31, 1994 and unaudited financial statements for the three month period ended March 31, 1995. Such audited financial statements shall be accompanied by the report of KPMG Peat Marwick, independent certified public accountants of Concept, and shall comply with the applicable requirements of the Securities and Exchange Commission.

                 (k) Proceedings Satisfactory. All certificates, opinions and other documents to be delivered by Concept and all other matters to be accomplished prior to or at the Closing shall be satisfactory to CCA and its counsel.

                 (l) Pooling of Interests. CCA shall be satisfied that the Share Exchange will qualify for accounting by CCA as a pooling of interests under generally accepted accounting principles and under applicable rules and regulations of the Securities and Exchange Commission. In connection therewith, CCA shall have received, on or before the Closing Date, (i) a letter from Arthur Andersen, LLP (or any other accountants of CCA's choosing) dated as of the Closing Date to the effect that the transactions contemplated by this Agreement may be treated by CCA as a "pooling of interests" for accounting purposes, and (ii) a letter from KPMG Peat Marwick to Concept dated as of the Closing Date with respect to transactions by Concept and the Stockholders prior to the Closing Date.

                 (m) Resignation of Directors and Officers. Certain directors and officers of Concept, as specified by CCA, shall have resigned.

                 (n) Blue Sky. CCA shall have received all state securities law authorizations necessary to consummate the transactions contemplated hereby.

                 (o) NYSE Listing. CCA shall have received approval from the NYSE for listing of the CCA Shares.

                 (p) Release by Stockholders. Each of the Stockholders shall have executed a general release in form and substance satisfactory to CCA.

                 (q) No Loss, Damage or Destruction. In the event there is any damage to or loss of any of the Assets (whether by fire, theft, condemnation, vandalism or other cause or casualty), the terms of Section 7.10 will have been complied with to the satisfaction of CCA.

                 (r) Compliance Evidence. CCA shall have received such certificates, opinions, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 5.1

                 (s) Performance By Concept. Concept shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Concept at or prior to the Effective Time.

                 (t) Stockholder Letter. Each Stockholder shall have executed the Stockholders Letter in the form of Exhibit C hereto.

                 (u) Noncompetition Agreements. Messrs. D. Paul Alagia and Harold S. Nelson shall have executed noncompetition agreements each in form and substance satisfactory to CCA.

                 (v) Exhibits and Schedules. All Exhibits and Schedules hereto shall be in form reasonably acceptable to CCA.

         5.2 Conditions to Concept's Obligations. The obligations of Concept to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Concept:

                 (a) Representations, Warranties and Agreements. (i) The representations and warranties of CCA set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at such time; (ii) CCA shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it prior to the Closing; and (iii) Concept shall have received a certificate to that effect signed by an officer of CCA.

                 (b) Legal Opinion. Concept shall have received an opinion from Stokes & Bartholomew, counsel to CCA, dated the Closing Date in form satisfactory to Concept.

                 (c) Secretary's Certificates of CCA. Concept shall have received a Certificate of the Secretary of CCA stating that no document has been filed relating to or affecting the Certificate of Incorporation of CCA after the date of the Certificate of the Secretary of State of Delaware furnished pursuant to Section 5.2(d), and attached to the Certificate is a true and complete copy of the Bylaws of CCA as in full force and effect at the date of the Closing, and a Certificate of the Secretary of State of the State of Delaware as to the good standing of CCA.

                 (d) Resolutions. Concept shall have received certified copies of resolutions duly adopted by the Board of Directors of CCA authorizing the Agreement, the Share Exchange and the consummation of the transactions contemplated hereby and the issuance of the aggregate Exchange Consideration by CCA.

                 (e) Performance by CCA. CCA shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by CCA at or prior to the Effective Time.


                                   ARTICLE VI

          INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         6.1 Indemnification by Stockholders. The Stockholders, jointly and severally, hereby agree to defend, indemnify and hold harmless CCA, Concept and each of CCA or Concept's respective affiliates, officers, directors, employees, agents, successors and assigns ("CCA's Indemnified Persons") and shall reimburse CCA's Indemnified Persons for, from and against each claim, loss, liability, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of:

                 (a) Any untrue representation, misrepresentation, breach of warranty or unfulfillment of any covenant, agreement or other obligation by or of Concept or any Stockholder, any Exhibit or Schedule hereto or in any certificate, document or instrument delivered to CCA pursuant hereto.

                 (b) Any Tax liability of Concept not previously paid, or for which adequate reserves have not been established in the Financial Statements, which may at any time be asserted or assessed against Concept for any event or period prior to the Closing Date (regardless of whether the possibility of the assertion or assessment of any such tax liability shall have been disclosed to CCA at or prior to the Closing).

                 (c) Any and all liabilities or obligations of any Stockholder to Concept arising outside of this Agreement.

                 (d) Any liability incurred by Concept in connection with the matters set forth in Schedule 2 to the Escrow Agreement not otherwise covered by insurance.

                 (e) Any liability of CCA or Concept in connection with the severance matters described in Section 3.8 in excess of $300,000.

                 (f) Any liability of Concept for legal fees or investment banking fees in excess of $500,000 incurred in connection with this transaction.

                 (g)  Any other Loss incidental to any of the foregoing.

         6.2 Defense of Third Party Claims. With respect to any claim under Section 6.1 relating to a third party claim or demand, CCA shall provide the Stockholder Representatives (as described herein) with prompt written notice thereof in accordance with Section 7.3 hereof and the appropriate indemnifying parties may defend, in good faith and at their expense, by legal counsel chosen by them and reasonably acceptable to CCA any such claim or demand, and CCA, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the appropriate indemnifying parties are defending in good faith any such third party claim, CCA shall not settle or compromise such third party claim. In any event, CCA shall cooperate in the settlement or compromise of, or defense against, any such asserted claim. If the appropriate indemnifying parties do not so elect to defend any such third party claim, CCA shall have no obligation to do so.

         6.3 Time to Assert Claims. All representations and warranties of Concept and the Stockholders contained herein shall survive the Closing and any investigation at any time made by or on behalf of any party hereto and, except for the matters listed on Schedule 6.3 hereto, shall expire on the first anniversary of the Closing Date. Any indemnification by the Stockholders pursuant to Section 6.1 hereof with respect to the matters listed on Schedule
6.3 hereof shall expire in accordance with the time periods listed on Schedule 6.3, and the parties hereto acknowledge and agree that such time periods are reasonable in relation to this transaction. All statements contained in any certificate, Exhibit, Schedule, list, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties for all purposes of this Agreement.

         6.4 Limitation on Indemnification. Notwithstanding any provision contained herein to the contrary, the Stockholders shall not have any obligation to indemnify or to reimburse CCA or Concept pursuant to Section 6.1 except to the extent that the obligations to the other hereunder exceed in the aggregate $50,000, in which event the indemnifying party shall reimburse the indemnified party for all losses exceeding $50,000 to the extent provided in
Section 6.5 hereof, provided that this limitation shall not apply to the indemnification by the Stockholders set forth in Sections 6.1(b), (e) and (f).

         6.5 CCA's Remedy. (a) At any time, or from time to time, when CCA is entitled to indemnification from the Stockholders, CCA shall first offset the amount of Losses incurred by it as a result of such breach against the Escrow Shares.

                 (b) In the event CCA shall be entitled to indemnification under Section 6.1 hereof, after the exhaustion of the right to setoff against the Escrow Shares, the Stockholders shall be severally liable to CCA for any Loss sustained by CCA provided, however, that each Stockholder's total additional liability hereunder shall be limited to such Stockholder's pro rata portion of the market value of the Exchange Consideration on the Closing Date. In calculating each Stockholder's liability pursuant to the preceding sentence, all sums previously received by CCA from the Escrow Account or from the Stockholders shall be credited proportionately to such Stockholder.

         6.6 Other Rights and Remedies. The rights and remedies of the parties under this Agreement shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto.



                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1     Amendment and Modification.  Subject to applicable Law and
Section 7.9 hereof, this Agreement may be amended, modified or supplemented only by a written agreement executed by Concept, the Stockholders and CCA.

         7.2 Waiver of Compliance; Consents. Any failure of Concept, on the one hand, or CCA, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by CCA or Concept, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.2.

         7.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                 (a)      If to Concept and CCA:

                          Corrections Corporation of America
                          102 Woodmont Boulevard
                          Suite 800
                          Nashville, TN  37205
                          ATTN:  Doctor R. Crants, Chairman
                          and Chief Executive Officer

                 With a copy to:

                          Stokes & Bartholomew, P.A.
                          424 Church Street
                          Suite 2800
                          Nashville, TN  37219
                          ATTN: Elizabeth E. Moore, Esq.

                 (b)      If to the Stockholders:

                          D. Paul Alagia
                          100 Wampum Road
                          Louisville, KY  40207

                          and

                          William H. Cull
                          503 Murray Street
                          Frankfort, KY  40601

                 With a copies to:

                          Thompson & Mitchell
                          One Mercantile Center
                          Suite 3300
                          St. Louis, MO  63101
                          ATTN: John W. Finger

                 and:

                          Sutherland, Asbill & Brennan
                          999 Peachtree Street, N.E.
                          Atlanta, Georgia  30309-3996
                          ATTN: C. Christopher Trower

         7.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the Stockholders shall bear Concept's legal fees incurred since January 1, 1995 and all investment banking fees in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Concept shall pay up to $500,000 of the legal and investment banking fees.

         7.5 Stockholder Release. By execution of this Agreement, each of the Stockholders hereby fully, completely, and irrevocably forever, expressly releases and discharges CCA and Concept, and each of their officers, directors, employees, agents, legal representatives, receivers, trustees, and assigns from all claims of whatever nature, demands, actions, judgments, damages, and executions that any of the Stockholders hereby ever had, or now has, or may have, or that anyone claiming through or under him may have, or claim to have, against CCA or Concept or their officers, directors, employees, agents, legal representatives, receivers, trustees or assigns. Each Stockholder hereby represents and warrants that no promise or inducement has been offered to him except as herein set forth, and that this Release is given without reliance upon any statement or representation by CCA or Concept or their representatives concerning the existence of such claims or the nature and extent of any legal liability or damage therefor.

         7.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of other parties, nor is this Agreement intended to confer upon any other person except the parties, any rights or remedies hereunder.

         7.7 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Tennessee applicable to agreements made and entirely to be performed within such state, except as Delaware law may apply with respect to the internal governance of Delaware corporations affected by this Agreement.

         7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         7.9 Stockholder Representatives. D. Paul Alagia or, if Mr. Alagia shall decline or be unable to serve, William H. Cull, or the survivor of them shall irrevocably serve as the agent and attorney-in-fact (the "Stockholder Representatives") for the Stockholders with full power and authority through the termination date of the Escrow Agreement to execute and deliver the Escrow Agreement (and to be and serve as the attorney-in-fact for the Stockholders as set forth in Section 7.1 of the Escrow Agreement) and to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to negotiate, resolve and settle claims for indemnification and set-offs against the Escrow; to waive, amend and modify any provisions of this Agreement and to take such other action on their behalf in connection with the Agreement, the Closing and the transactions contemplated hereby as they deem appropriate.

         7.10 Risk of Loss. In the event there is any uninsured material damage to or significant loss of any of the Assets (whether by fire, theft, vandalism, condemnation or other cause or casualty), between the date hereof and the Effective Time, which in CCA's sole judgment materially adversely affect the business or operations of any of the Assets, CCA, at its sole option, may elect to terminate this Agreement in its entirety.

         7.11 Section Headings. The articles and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         7.12 Interpretation. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, as the context may require.

         7.13 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto and the documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date first above written.

                                        CORRECTIONS CORPORATION OF AMERICA


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------


                                        CONCEPT INCORPORATED


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                        STOCKHOLDERS:

                                        D. PAUL ALAGIA AND MARIE JOYCE
                                        MCCARTHY ALAGIA, AS TENANTS BY
                                        THE ENTIRETY



                                        By:
                                           ------------------------------------
                                           D. Paul Alagia


                                        By:
                                           ------------------------------------
                                           Marie Joyce McCarthy Alagia



                                        ---------------------------------------
                                        Charles Hundley


                                        ---------------------------------------
                                        John L. Smith


                                        ---------------------------------------
                                        Patrick H. Molloy


                                        ---------------------------------------
                                        Dorothy J. Watkins


                                        ---------------------------------------
                                        Harold S. Nelson


                                        ---------------------------------------
                                        Ben F. Morgan, Jr.


                                        ---------------------------------------
                                        John C. Watkins, Jr.

                                        ---------------------------------------
                                        David L. Watkins


                                        ---------------------------------------
                                        A. W. Sandbach


                                        ---------------------------------------
                                        William H. Cull


                                        ---------------------------------------
                                        Thomas F. Buetow

                                   EXHIBIT A

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of April 25, 1995 by and among FIRST UNION NATIONAL BANK OF TENNESSEE ("Escrowee"); CONCEPT INCORPORATED, a Delaware corporation ("Concept"); CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation ("CCA"); and the undersigned representatives of the Concept Stockholders (the "Stockholder Representatives").

                                R E C I T A L S:

         A. CCA, Concept and the Concept Stockholders are parties to a Share Exchange Agreement dated April 25, 1995 ("Share Exchange Agreement"), a copy of which has been delivered to Escrowee, pursuant to which (i) the issued and outstanding shares of common stock of Concept (the "Concept Shares") will be exchanged for shares of the common stock of CCA, and (ii) the Stockholder Representatives (on behalf of the Concept Stockholders) have agreed to enter into this Agreement to secure certain rights of CCA with respect to indemnification by the Concept Stockholders under Section 6.1 of the Share Exchange Agreement.

         B. Pursuant to the Share Exchange Agreement, the Concept Stockholders will receive certain shares of common stock, par value $1.00 per share, of CCA (the "CCA Stock").

         C. After the execution of this Agreement, CCA will deposit certain shares of CCA Stock to be received by the Concept Stockholders with Escrowee to be held and disposed of pursuant to the terms of this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties hereto hereby agree as follows:

         Section 1.       Delivery of Shares.

         (a) Concurrently with the execution of this Agreement, the Concept Stockholders have delivered stock powers or assignments signed in blank by the Concept Stockholders. CCA has delivered concurrently herewith to Escrowee for deposit into a special account ("Escrow Account") certificates evidencing 136,250 shares of CCA Stock to be delivered to the Concept Stockholders pursuant to the Share Exchange Agreement. Such shares represent ten (10%) percent of the aggregate Exchange Consideration delivered under the Share Exchange Agreement. The shares of CCA Stock deposited with Escrowee from time to time pursuant to this Agreement are hereinafter sometimes referred to as the "Escrowed Shares".

         (b) If any securities or other property, including cash dividends, are distributed or issued by CCA or others from time to time in respect of any of the shares of CCA Stock then held by Escrowee pursuant to a stock dividend, exchange, split, merger, liquidating dividend, or any other type of extraordinary transaction, all of such securities or other property, and all proceeds from any of the foregoing and all rights and privileges of the holders thereof shall be immediately deposited into the Escrow Account. The term "CCA Stock" as used herein and in the Share Exchange Agreement includes all securities or other property, or dividends issued or distributed from time to time in respect of the CCA Stock. If any of the foregoing stock dividends, exchanges, splits, mergers, liquidating dividends or other extraordinary transactions occur, the shares of CCA Stock to be held or to be released by Escrowee from time to time in accordance with the terms hereof shall be adjusted accordingly.

         (c) Any charge against the Escrowed Shares pursuant to Section 3 shall be allocated among the Concept Stockholders pro rata in accordance with the percentages set forth on Schedule 1 attached hereto.

         (d) Escrowee shall hold the Escrowed Shares in the Escrow Account and transfer such shares only in accordance with the terms of this Agreement.

         (e) All voting rights with respect to the Escrowed Shares shall be exercisable from time to time by or on behalf of the record holders of such shares or their authorized agents.

         Section 2.       Further Assurances.

         The Concept Stockholders, jointly and severally, represent, warrant, undertake and agree, from time to time, that upon the request of CCA or Escrowee, such Concept Stockholders shall prepare, execute or deliver or cause to be prepared, executed or delivered all such documents of transfer or other instruments, including, without limitation, letters of instruction and transmittal, stock powers, consents or other instruments necessary to insure that Escrowee receives and holds the Escrowed Shares pursuant to the terms of this Agreement.

         Section 3.       Claimed Amount.

         (a)  _________________________________ (___________) of the Escrowed
Shares (the "Reserved Shares") shall be held in the Escrow Account primarily for Claims (as defined in subparagraph (b) next below) relating to the contingencies set forth on Schedule 2 attached hereto in such manner as described therein. The remainder of the Escrowed Shares (the "Unreserved Shares") shall be held in the Escrow Account primarily for any and all other Claims made by CCA hereunder. Subject to the terms and provisions set forth in this Agreement, the Escrowed Shares shall be held in the Escrow Account until after the Expiration Date (as hereinafter defined). For purposes of this Agreement, the Expiration Date for Claims relating to the Reserved Shares shall be the expiration date of the applicable statute of limitations or the date of resolution of the contingency to which the Reserved Shares relate as set forth on Schedule 2 hereto, as the case may be, as set forth on a joint certificate executed by CCA and the Stockholder Representatives and delivered to Escrowee. The Expiration Date for Claims relating to the Unreserved Shares shall be the first anniversary of the closing date for the Share Exchange Agreement.

         (b) At any time (or from time to time) on or prior to an Expiration Date, CCA may give notice to Escrowee and to the Stockholder Representatives, that CCA claims all or any part of the Escrow Account in satisfaction of any claim arising under any obligation or liability of the Concept Stockholders in accordance with Section 6.1 of the Share Exchange Agreement. (Such claim is hereinafter referred to as a "Claim" and any such notice of a claim is hereinafter referred to as a "Claim Notice") The Claim Notice shall briefly set forth (i) the nature of the Claim; and (ii) the amount of the Claim (hereinafter referred to as the "Claim Amount"). Escrowee shall be under no obligation to determine the validity of any Claim by CCA hereunder.

         (c) Upon receipt of the Claim Notice, the Concept Stockholders, acting through the Stockholder Representatives, shall have thirty-five (35) days to deny or approve the Claim by notice in writing to the Escrowee.

         (d) If the Concept Stockholders, acting through the Stockholder Representatives, approve the Claim Amount or upon the expiration of such thirty-five (35) day period, if the Concept Stockholders, acting through the Stockholder Representatives, have failed to deny the Claim Notice, Escrowee shall cause the Escrow Account to be charged for the Claim Amount, and Escrowee shall pay to CCA (or to CCA's assignees or successors) CCA Stock having a fair market value equal to the Claim Amount, less the amount of payments which may previously have been received by CCA from the Concept Stockholders against such Claim of which Escrowee shall have received prior written confirmation from the Concept Stockholders and CCA and subject to the limitation on indemnification set forth in Section 6.4 of the Share Exchange Agreement, and shall release appropriate stock powers at the time of such payment. Payment of Claim Amounts relating to the Unreserved Shares shall be made first from such shares and then from the Reserved Shares to the extent the Unreserved Shares are inadequate. Payment of Claim Amounts relating to the Reserved Shares shall be paid first from the Reserved Shares and then from the Unreserved Shares to the extent the Reserved Shares are inadequate; provided, however, that the Unreserved Shares may be used to pay Claim Amounts relating to the Reserved Shares that are asserted on or before April 25, 1996.

         (e) For purposes of a release or distribution in satisfaction of a Claim, the CCA Stock shall be valued at $30.50 per share.

         (f) If, within the thirty-five (35) day period referred to in Subsection 3(c), the Concept Stockholders, acting through the Stockholder Representatives, shall dispute such Claim by written notice to Escrowee and CCA, Escrowee shall not distribute any amount from the Escrow Account with respect to such Claim until Escrowee receives notice of final resolution of the Claim. A final resolution of the Claim shall occur if (i) a written agreement is reached among CCA and the Concept Stockholders or their successors and assigns, acting through the Stockholder Representatives; or (ii) an order, decree, award or judgment is entered by an arbitrator appointed by the parties to resolve the Claim or a court of competent jurisdiction and the order, decree, award or judgment is not appealed or appealable. Upon final resolution of the Claim, and upon receipt by Escrowee of evidence of such resolution and request for the Claim Amount by CCA, Escrowee shall pay to CCA (or any assignee or successor) from the Escrow Account, CCA Stock having a fair market value equal to the Claim Amount provided by such final resolution to be paid, less the aggregate amount of any and all payments, if any, which may previously have been received by CCA from the Concept Stockholders against such Claim of which Escrowee shall have received prior written confirmation from the Concept Stockholders, and shall release appropriate stock powers at the time of such payment.

         (g) The Concept Stockholders, jointly and severally, agree, represent and warrant that any CCA Stock or cash transferred to CCA or its respective assigns or successors shall no longer constitute a part of the Escrow Account or otherwise be subject to the provisions of this Agreement, and shall be owned by CCA or its respective successors and assigns legally and beneficially free and clear of any and all claims.

         Section 4.       Distribution or Release of CCA Stock.

         (a) On or after April 25, 1996, upon joint certificate of CCA and the Stockholder Representatives, any remaining Unreserved Shares with respect to which Escrowee has received no Claim Notice shall be released and distributed to the Concept Stockholders pro rata in accordance with the percentages set forth on Schedule 1 attached hereto. Escrowee shall retain the Reserved Shares until Escrowee receives written notice executed by CCA and the Stockholder Representatives that all unresolved or unsatisfied Claims with respect to such Reserved Shares as identified on Schedule 2 have been resolved or satisfied. Upon receipt of such written notice, the remaining Reserved Shares allocable to such contingency as set forth on Schedule 2 shall be released and distributed to the Concept Stockholders pro rata in accordance with the percentages set forth on Schedule 1 attached hereto.

         (b) Upon release of the balance of the Escrowed Shares, if any, and all other property in the Escrow Account, Escrowee shall be discharged from all of its obligations under this Agreement.

         Section 5.       Costs, Charges and Fees of Escrowee.

         (a) Except as provided in Section 6(e) all reasonable charges billed by the Escrowee for services rendered and expenses incurred by it in performance of its obligations under this Agreement shall be paid by CCA.

         (b) The fee to be paid to the Escrowee shall be $1,500.00, annually.

Section 6.       Limitations of Liability and Other Rights of Escrowee.

         (a) Escrowee may employ such legal counsel and other experts as it may deem necessary to retain for advice in connection with its obligations hereunder, may rely upon the advice of such counsel or experts and may pay such counsel or experts reasonable compensation therefor.

         (b)     Escrowee may resign by transmitting written notice thereof to
(i) CCA, and (ii) the Stockholder Representatives. In the event of any such resignation, such persons to whom notice is required may appoint (by written notice to all such persons) a successor Escrowee which shall be a national banking association or trust company doing business in Nashville, Tennessee. Any successor Escrowee shall have all of the rights, obligations and immunities of Escrowee set forth herein.

         (c) In consideration of Escrowee's acting as Escrowee herein, it is agreed that it shall in no event be liable for the failure of any of the conditions of this Agreement or damage caused by the exercise of its discretion in any particular manner, or for any other reason, except gross negligence or willful misconduct with reference to the Escrow Account and it shall not be liable or responsible for its failure to ascertain the terms and conditions, or to comply with any of the provisions of, any agreement, contract or other document filed herewith or referred to herein, nor shall it be liable or responsible for forgeries or false personation.

         (d) It is further agreed that if any controversy arises between the Concept Stockholders and CCA or with any third person with respect to the subject matter of this Agreement, Escrowee shall not be required to determine the same or take any action with respect thereto, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as it may require, anything in the instructions delivered by the parties hereto to the contrary notwithstanding, and in such event it shall not be liable for interest or damage.

         (e) It is understood that fees and usual charges agreed upon for Escrowee's services hereunder shall be considered compensation for its ordinary services as contemplated by this Agreement, and in the event that the conditions of this Agreement are not promptly fulfilled or that Escrowee renders any service hereunder not provided for in this Agreement, or that there is any assignment of any interest in the subject matter of this Agreement or modification hereof, or that any controversy arises hereunder, that Escrowee is made a party to, or intervenes in, any litigation pertaining to this Agreement, Escrowee shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses occasioned by such default, delay, controversy or litigation and it shall have the rights to retain all documents and other things of value at any time held by it hereunder until such compensation, fees, costs and expenses shall be paid, CCA hereby promises to pay one-half of the aforesaid sums upon demand and the Concept Stockholders hereby promise to pay one-half of the aforesaid sums upon demand.

         (f) It is understood that Escrowee shall at no time be obligated to invest any cash held in the Escrow Account.

         (g) It is understood that Escrowee shall not be responsible for the failure of any party hereto to deliver to Escrowee shares of CCA Stock which such party is required to deliver to Escrowee.

         Section 7.       Notices.
         ---------        -------

         (a)     if to Concept Stockholders, to the Stockholder Representatives.

         (b)     if to the Stockholder Representatives, to:

                 D. Paul Alagia
                 100 Wampum Road
                 Louisville, Kentucky  40207

                 William H. Cull
                 Concept Incorporated
                 1802 Waterfront Plaza
                 Louisville, Kentucky  40202

         (c)     If to CCA, to:

                 Corrections Corporation of America
                 102 Woodmont Boulevard, Suite 800
                 Nashville, Tennessee  37205
                 Attention:  Doctor R. Crants

                 (with a copy to:)
                 Elizabeth E. Moore, Esq.
                 Stokes & Bartholomew, P.A.
                 424 Church Street, Suite 2800
                 Nashville, Tennessee  37219

         (d)     If to Escrowee, to:

                 First Union National Bank of Tennessee
                 901 East Cary Street, 2nd Floor
                 Richmond, Virginia  23219
                 Attention:  Corporate Trust Department

Such names and addresses may be changed by such notice. Notices served in accordance with this Section 7 shall be deemed to have been received, if hand delivered, on the date delivered, and if mailed, on the third (3rd) day after the day deposited in the mail; provided that notice to Escrowee shall be effective only upon receipt thereof.

         Section 8.       Miscellaneous.

         (a) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the persons, firm or corporation may require in the context thereof.

         (b) This Agreement may not be assigned by any party hereto without the prior written consent of all of the other parties hereto and shall be binding upon and inure to the benefit of each of the parties and their respective personal representatives, successors and permitted assigns, if any.

         (c) This Agreement shall be construed, and the rights and duties of the parties hereto determined, in accordance with the laws of the State of Tennessee.

         (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument. The failure of any party hereto to execute this Agreement shall not affect the obligations of any other person who has executed this Agreement.

         (e) This Agreement constitutes the entire and sole agreement between the parties hereto with respect to the subject matter hereof and supersedes and cancels all prior agreements with respect thereto.

         (f) This Agreement may not be amended except by an instrument in writing duly executed by all of the parties to this Agreement to be charged therewith and delivered on behalf of each of such parties.

         (g) If any party to this Agreement is finally adjudicated to have breached this Agreement, the breaching party shall reimburse all expenses, including reasonable attorneys' fees and court costs, incurred, respectively, by the other parties as a result of such breach.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                          ESCROWEE:



                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          CORRECTIONS CORPORATION OF
ATTEST:                                   AMERICA



By:                                       By:
   --------------------------------          -------------------------------
   Darrell K. Massengale, Secretary       Doctor R. Crants, Chairman


                                          CONCEPT INCORPORATED


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          STOCKHOLDER REPRESENTATIVES:





                                          ----------------------------------
                                          D. Paul Alagia



                                          ----------------------------------
                                          William H. Cull

                                   SCHEDULE 1



              Stockholder                                     Number of Shares                Percentage
              -----------                                     ----------------                ----------
         Paul Alagia (held jointly with wife)                          69,045                      50.68%

         Maria Joyce McCarthy Alagia (joint)                           69,045

         Charles Hundley                                                  887                       0.65%

         John L. Smith                                                  5,735                       4.21%

         Patrick H. Molloy                                              5,468                       4.01%

         Dorothy J. Watkins                                             5,468                       4.01%

         Harold S. Nelson                                              10,720                       7.87%

         Ben F. Morgan, Jr.                                             9,676                       7.10%

         John C. Watkins, Jr.                                           1,116                       0.82%

         David L. Watkins                                               1,109                       0.81%

         A. W. Sandbach                                                 7,784                       5.71%

         William H. Cull                                               12,606                       9.25%

         Thomas F. Buetow                                               6,636                       4.87%


                                   SCHEDULE 2


                                        Contingency                                         Number of         Expiration
                                        -----------                                         ---------         ----------
                                                                                            Shares            Date
                                                                                            ------            ----
 1.       Any loss resulting to Concept or CCA from the failure to obtain any consent,        20,000          1 year
          approval or waiver not listed on Schedule 2.5 of the Share Exchange Agreement.
 2.       Any loss resulting to Concept or CCA from the failure of Concept or any of its      15,000          2 years
          affiliates to obtain Phase I Environmental Site Assessments with respect to the Eloy, Texas facility or any other violation of environmental laws with respect to such facility.

 3.       Any loss resulting to Concept or CCA from the provision by Concept of free          10,000          1 year
          telephone use in its facilities or future claims by government entities for
          Concept revenues from inmate telephone calls.

 4.       Any loss resulting to Concept or CCA from the following litigation matters:         30,000          Date Claim
                                                                                                              Resolved

                 Thompson v. Lynaugh, et al.; Case No. 4:93-CV-685-Y; USDC, N. District of Texas

                 Johnson v. McCullum; CV94-P-1431-W, USDC, N. District of AL

                 Frierson, et al. v. Concept, et. al; CV95-98, Circuit Court of Tuscaloosa County, AL

                 Kalmer v. Concept, et al.; Case No. 17,449, District Court of Nolan County (Sweetwater)

                 Garza v. Concept, et al.; Case No. 17,475, District Court of Nolan County (Sweetwater)

                 Burse v. Concept; EEOC No. 361940983 (Dallas Office)

                 Cornett; EEOC No. 310950864 (Dallas Office)

                 Woodworth v. Lane, et ux.; Case No. CX 940 42189, Superior Court of Pinal County

                 Hancock v. Concept; CV 93-P-755-W, USDC, N. District of AL

                 Judyth E. Hancock v. Concept Incorporated; Equal Employment Opportunity Commission No. 350950727

                 John Whiteside v. Concept Incorporated; EEOC Charge No.
                 350951222

                 Robert Warren v. Concept Incorporated; Arizona Attorney General Charge No. __________, EEOC Charge No. 35A-95-0199

                 Occupational Injury of Vickie Thompson on February 4, 1994.

                 Occupational Injury of Linda Byrnes on January 26, 1994.

                 Hardwick v. Sexton; Case No. CV 93-P-755-W, USDC for the N. District of AL

                 Newman v. Tuscaloosa, et al.; CV 94-C-0410-W, USDC, N. District of AL

                 Wilson v. Watkins; CV 94-U-2491-NE, USDC, N. District of AL

                 Bester v. Hopkins; Case No. CV 93-C-1799-W, USDC, N. District of AL

                 Bryan v. Concept; Case No. ____ 224th District Court of Bexar County, Texas, a new case with no description of the claim.

                 Concept, Inc. v. Education Management Systems, Inc.; Case No. 94-CI-00914, Jefferson Circuit Court, Division 15 (An amount can be assigned to this as it involves money alleged to be owed to Education Management by Concept.)

                 Koumjian v. El Paso County, et al.; Case No. 94-CV-374, United States District Court, Western District of Texas at El Paso

                 Willie Sam Bivins v. Rena Craig; Case No. CV 95-315, Circuit Court of Tuscaloosa County, AL

                 Melvin L. Abrams v. Concept, Inc., et al.; United States District Court, Northern District of Alabama, Western Division, Case No. CV-95-C0807-W

                                         Contingency                                          Number of     Expiration
                                         -----------                                          ---------     ----------
                                                                                              Shares        Date
                                                                                              ------        ----
 5.       Any liability of CCA in Concept with respect to the Severance                       3,000         1 year
          Obligations described in Section 3.8 of the Share Exchange Agreement.
 6.       Any liability of Concept for legal fees or investment banking fees in excess of     4,000         1 year
          $500,000 incurred in connection with the consummation of the Share Exchange.

 7.       Any loss resulting to Concept or CCA as a result of any lost Concept stock         15,000         2 years
          certificates, any claims as to the ownership of any capital of Concept.


 8.       Any loss resulting to Concept or CCA as a result of any wage and hour audits        6,500         Applicable
          conducted at the Bridgeport, Brownfield, Sweetwater and Tuscaloosa facilities.                    Statute of
                                                                                                            Limitations


                                   EXHIBIT B




                                 April 25, 1995




Corrections Corporation of America
102 Woodmont Boulevard
Suite 800
Nashville, Tennessee  37205

         Re:     Concept Incorporated

Gentlemen:

         We have acted as special counsel to Concept Incorporated, a Delaware corporation ("Concept"), and D. Paul Alagia, Jr. and Marie Joyce McCarthy Alagia, husband and wife residing in the State of Kentucky (the "Alagias"), in connection with the preparation of the Share Exchange Agreement, dated April 24, 1995, among Corrections Corporation of America, a Delaware corporation ("CCA"), Concept and the stockholders of Concept signatory thereto (the "Agreement").

         As such counsel, we have examined:

              (i) the Certificate of Incorporation and all amendments thereto of Concept, Minerals Wells R.E. Holding Corp., a Delaware corporation ("Mineral Wells"), and Concept Incorporated - Overton, a Delaware corporation ("Overton");

             (ii) the Bylaws and all amendments thereto of Concept, Mineral Wells and Overton;

            (iii) all relevant corporate proceedings of Concept, Mineral Wells and Overton; and

             (iv)   a copy of the executed Agreement.

                 We also have examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate in order to enable us to render the opinions expressed herein. In all such examinations we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, conformed, photographic or telecopied copies and the authenticity of the originals of such latter documents and (iii) that all certificates and telecopied and telephonic confirmations given by public officials have been properly

Corrections Corporation of America
April 25, 1995
Page 2

given and are accurate. As to various questions of fact relevant to such opinions, we have relied upon the accuracy of (i) statements, representations and warranties made in the Agreement and other certificates and documents delivered in connection with the transactions contemplated by the Agreement and
(ii) certificates of public officials and officers of Concept, and we have made no independent investigation or inquiry with respect to such factual matters.

                 In rendering the following opinions, we have further assumed, without independent investigation but with your permission, that: (a) CCA is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into the Agreement; (b) the execution and delivery of the Agreement has been duly authorized by all necessary action and proceedings on the part of CCA; (c) the Agreement has been duly executed and delivered by all parties thereto other than Concept and the Alagias and constitutes the legal, valid and binding obligation of such parties, enforceable against such parties in accordance with its terms; and (d) all parties to the Agreement, other than Concept, have obtained any and all consents, permits and approvals required by or from any and all Federal, state, local and foreign governmental and regulatory agencies and authorities in connection with the transactions contemplated thereby, to the extent necessary for the legality, validity, binding effect or enforceability of the Agreement.

                 Wherever an opinion herein is qualified by the phrase "to the best of our knowledge", it is limited to the actual knowledge of the attorneys of our firm who have devoted substantive attention to legal matters referred to us by Concept. No inference as to our knowledge of any fact should be drawn from our representation of Concept.

                 All capitalized terms used in this opinion, unless otherwise defined herein, are used with the same meaning as defined in the Agreement.

                 Based upon such review and upon such inquiries and investigations as we have deemed necessary or relevant, we are of the opinion that:

                 1. Each of Concept, Mineral Wells and Overton (Mineral Wells and Overton hereinafter are referred to collectively as the "Subsidiaries") (i) is a corporation validly existing and in good standing under the laws of the State of Delaware; and (ii) has the requisite corporate power and authority to own its properties and assets and to transact its business as currently conducted. Concept and each of the Subsidiaries is duly qualified, is authorized to do business, and is in good standing in the jurisdiction specified under the heading "States Qualified" for such corporation on Schedule 1 attached hereto and incorporated by reference herein.

                 2. The authorized capital stock of Concept consists of 80,000 shares of common stock, $10.00 par value per share, of which, to the best of our knowledge and subject to the qualifications set forth on Schedule 2 attached hereto and incorporated by reference herein, 20,882 shares are issued and outstanding. To the best of our knowledge and subject to the qualifications set forth on Schedule 2, Schedule 2 sets forth the total number of shares owned of record by each Stockholder. To the best of our knowledge, except as set forth on Schedule 2, Concept does not have any outstanding option, warrant, right, subscription or other commitment for the sale or issuance of any share of its common stock.

Corrections Corporation of America
April 25, 1995
Page 3


                 3. The execution, delivery, and performance by Concept of the Agreement (i) are within the corporate power and authority of Concept;
(ii) have been duly authorized by the Board of Directors of Concept; (iii) are not in contravention of the terms of the Certificate of Incorporation or Bylaws of Concept or any of the Subsidiaries or, to the best of our knowledge and except as set forth in Schedule 2.6 to the Agreement, any indenture, contract, lease, agreement, instrument, or other commitment to which Concept or any of the Subsidiaries is a party or by which either Concept or any of the Subsidiaries or any of their properties are bound; and (iv) to the best of our knowledge, do not contravene any law or regulation or any judgment, order, or decree applicable to or binding upon Concept or any of the Subsidiaries. Notwithstanding the foregoing, we express no opinion as to whether performance by Concept of the Agreement contravenes the terms of the Deed of Trust and Security Agreement, dated as of November 15, 1993, from Mineral Wells and Concept to Ray T. Khirallah, Trustee (the "Trustee") or the Deed of Trust and Security Agreement, dated as of April 7, 1994 from Mineral Wells and Concept to the Trustee.

                 4. The Agreement has been duly and validly executed and delivered by Concept and the Alagias. The Agreement is a valid and binding obligation of Concept and the Alagias enforceable against Concept and the Alagias in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except as rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws. Notwithstanding the foregoing, we express no opinion regarding the enforceability of any provisions in the Agreement regarding choice of law or the enforceability of the Agreement as such enforceability may be affected by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). For purposes of the opinions expressed in this paragraph, we have assumed, with your consent, that the internal laws of the State of Tennessee are identical in all respects to the internal laws of the State of Missouri.

                 5.       To the best of our knowledge, except as set forth on
Schedule 2.6 to the Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, or notice to any court, administrative agency or commission or other state or federal governmental authority is required to be obtained or made by Concept under any contract or agreement to which Concept or any of the Subsidiaries is a party or by which Concept or any of the Subsidiaries, or any of their properties are bound in connection with the execution, delivery and performance of the Agreement. Notwithstanding the foregoing, we express no opinion as to whether (i) any consent is required to be obtained under the Deed of Trust and Security Agreement, dated as of November 15, 1993, from Mineral Wells and Concept to the Trustee or the Deed of Trust and Security Agreement, dated as of April 7, 1994, from Mineral Wells and Concept to the Trustee or (ii) any consent, approval, order or authorization of, or registration, declaration or filing with, or notice to any court, administrative agency or commission or other state or federal governmental authority is required to be obtained or made by Concept or any of the Subsidiaries under any statute, rule, regulation or other law, including the HSR Act.

                 6. To the best of our knowledge, Concept is the record owner of all the shares of capital stock of each of the Subsidiaries. To the best of our knowledge, no equity securities of any of the Subsidiaries

Corrections Corporation of America
April 25, 1995
Page 4

are or may become required to be issued by reason of any option, warrant, right to subscribe to, or written agreement relating to shares of any capital stock of any Subsidiary.

                 7. To the best of our knowledge, Concept is not subject to any order or decree of any court, administrative agency or commission or other governmental authority or agency specifically applicable to it or any of its properties, assets, operations or business.

                 8. Except as set forth in Schedule 2.21 to the Agreement, to the best of our knowledge (i) there are no actions, suits, or proceedings pending or threatened against Concept or its properties in any court or before any governmental commission, board, or authority which, if adversely determined, would have an adverse affect on Concept and (ii) Concept is not in default with respect to any order, writ, injunction, decree, or demand of any court or other governmental or regulatory authority.

                 Our opinions above are subject to the effect of generally applicable rules of law and judicial decisions which: (i) limit the availability of a remedy under certain circumstances where another remedy has been elected; (ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of such contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (iii) limit or affect the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct or to the extent such release, exculpation, exemption or indemnification is against public policy or prohibited by law; (iv) limit or affect the enforceability of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of the right or remedy; (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs; and (vi) limit or affect the enforceability of provisions expressly or by implication waiving or releasing rights or defenses.

                 We are qualified to practice law in the State of Missouri, and we express no opinion as to any matters of law other than the laws of the State of Missouri, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

                 With the consent of Concept and the Alagias, this opinion is furnished by us at your request for your sole benefit, and no other person or entity shall be entitled to rely on this opinion without our express written consent. This opinion shall not be published or reproduced in any manner or distributed or circulated to any person or entity without our express written consent. Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof and we assume no, and hereby disclaim any, responsibility to supplement this opinion with respect to matters occurring after the date hereof.

                               Very truly yours,

                                   Schedule 1


1.       Concept Incorporated:

         a.      Arizona

         b.      Kentucky

         c.      Texas

2.       Mineral Wells R.E. Holding Corp.

         a.      Texas

                                   Schedule 2


                       Ownership of Concept Common Stock

         Subject to the qualifications set forth below, the following sets forth the total number of outstanding shares of the common stock of Concept and number of shares owned of record by each stockholder of Concept:


         Stockholder
         -----------
                                                              Shares
                                                              ------
         D. Paul Alagia and Marie                                            10,582
         Joyce McCarthy Alagia, as
         tenants by the entirety

         Thomas F. Buetow                                                     1,017

         William H. Cull                                                      1,932

         Charles Hundley                                                        136

         Patrick H. Molloy                                                      838

         Ben F. Morgan, Jr.                                                   1,483

         Harold S. Nelson                                                     1,643

         A.W. Sandbach                                                        1,193

         John L. Smith                                                          879

         David L. Watkins                                                       170

         Dorothy J. Watkins                                                     838

         John C. Watkins, Jr.                                                   171
                                                                             ------

                 Total:                                                      20,882


                         Qualifications and Exceptions

         1. We express no opinion as to whether Concept has any outstanding option, warrant, right, subscription or other commitment for the sale or issuance of any share of its common stock in favor of Jack Lewis.

         2. We express no opinion with respect to the effect on the number of issued and outstanding shares of common stock of Concept of the treatment of fractional shares resulting from the recapitalizations effected by Concept on April 14, 1987, October 3, 1988 and March 11, 1994 (the "Recapitalizations"). Fractional share interests resulting from each of the Recapitalizations were not disposed of through the payment of cash or the issuance of scrip or warrants, and the share ownership of each stockholder was rounded to the nearest whole share.

         3. We express no opinion as to whether Concept has fully redeemed the 12,000 shares of Class B common stock issued to Jocelyn Heard on August 29, 1988.

                                   EXHIBIT C



                                 April 25, 1995




Corrections Corporation of America
102 Woodmont Boulevard, Suite 800
Nashville, Tennessee  37205

Gentlemen:

         Pursuant to a Share Exchange Agreement dated April 25, 1995 (the "Exchange Agreement"), Corrections Corporation of America, a Delaware corporation ("CCA"), is acquiring all of the capital stock of Concept Incorporated, a Delaware corporation ("Concept"), pursuant to a share exchange (the "Exchange"). When the Exchange is consummated, the undersigned shall receive shares of common stock, par value $1.00 per share of CCA (the "CCA Shares"). The undersigned is a stockholder of Concept.

         In connection with the above-described Exchange, the undersigned hereby advises you as follows:

                 1. The undersigned acknowledges receipt from you, prior to the date of the Exchange Agreement, of (i) that certain Confidential Offering Memorandum, dated April 24, 1995, relating to the issuance and sale of the CCA Shares pursuant to the Exchange and
         (ii) copies of the SEC Reports and filings, and other documents of CCA described in Schedule 1 hereto. The undersigned confirms that, prior to the date of the Exchange Agreement, he/she received and analyzed all of the foregoing, on his/her own behalf in connection with evaluating the merits and risks of the possible investment in the CCA Shares pursuant to the Exchange Agreement.

                 2. The undersigned acknowledges that sufficient opportunity was made available to him/her to ask such questions of and receive answers from CCA and its officers concerning the business affairs, activities and operations, and the terms and conditions of the investment by the undersigned in the CCA Shares pursuant to the Exchange, as he/she might have, and to obtain such additional information as he/she considered necessary to evaluate the merits and risks of the Exchange and the investment by the undersigned in the CCA Shares pursuant thereto and to verify the accuracy of the Confidential Offering Memorandum and any of the documents and information contained in the CCA Reports described in Schedule 1, and that all such questions were answered to the satisfaction of the undersigned, and all such additional information was supplied.

                 3. The undersigned acknowledges that he/she has a sufficient degree of knowledge and experience in financial and business matters so as to make him/her capable of evaluating the merits and risks of the possible investment in the CCA Shares by the undersigned pursuant to the Exchange.

                 4. The undersigned acknowledges that the CCA Shares to be issued to the undersigned pursuant to the Exchange will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, will not be able to be sold or otherwise transferred by the undersigned except (i) pursuant to an effective Registration Statement under the Securities Act or (ii) pursuant to a transaction with respect to which, in the opinion of counsel reasonably acceptable to CCA, will not be in violation of the Securities Act.

                 5. The undersigned acknowledges that the Exchange will qualify for accounting by CCA as a "pooling of interests" under generally accepted accounting principles and under applicable rules and regulations of the Securities and Exchange Commission, and therefore, the undersigned will not transfer the CCA Shares prior to the date following the first filing by CCA with the Securities and Exchange Commission of a report on Form 10-K, Form 10-Q or Form 8-K, as appropriate, that includes financial statements covering a period of at least thirty days following the closing date.

                 6. The undersigned acknowledges that he/she will be acquiring shares of CCA Shares pursuant to the Exchange Agreement for his/her own account and not on behalf of others, and that he/she has no present plans or intentions to sell, distribute or otherwise dispose of any such shares except by a distribution (i) pursuant to an effective Registration Statement under the Securities Act, or (ii) pursuant to a transaction, which in the opinion of counsel reasonably acceptable to CCA, will not be in violation of the Securities Act.

                 7. The undersigned further acknowledges that he/she understands that he/she must bear the economic risk of investment in the CCA Shares for an indefinite period because it was not registered under the Securities Act and, therefore, cannot be transferred or sold unless such stock is registered under the Securities Act or unless, in the opinion of counsel reasonably acceptable to CCA, the proposed sale or transfer is exempt from such registration. The undersigned agrees that CCA may place a legend on the certificates representing such CCA Shares in substantially the following form:

                 "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

                                 ______________________________________________

                                   Schedule 1


1.       Confidential Offering Memorandum dated April 24, 1995.

2.       Annual Report to Stockholders for the Year Ended December 31, 1994.

3.       Report on Form 10-K for the year ending December 31, 1994.

4.       Proxy Statement for Meeting of Stockholders to be held May 26, 1995.

                                   EXHIBIT D

                              CONSULTING AGREEMENT



         THIS CONSULTING AGREEMENT, made as of the 25th day of April, 1995, by and between Concept Incorporated, a Delaware corporation ("Concept") and D. Paul Alagia ("Consultant").

                                R E C I T A L S:

         WHEREAS, Concept desires to obtain the services of D. Paul Alagia as a consultant; and

         WHEREAS, D. Paul Alagia is willing to serve as a consultant upon the terms and conditions set forth herein.

         NOW, THEREFORE, in exchange of mutual promises and for good and valuable consideration, the legal sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

         1. Term. The term of this Agreement shall begin on the date hereof and shall continue for a period of four months.

         2. Duties of Consultant. Concept hereby engages Consultant for such consultation services as the board of directors of Concept may direct, and Consultant agrees to perform such services on the terms and conditions herein stated. It is hereby acknowledged that the precise services of Consultant may be extended, altered, or diminished from time to time at the direction of the board of directors of Concept.

         3. Compensation. Concept agrees to (i) pay Consultant the sum of $27,000.00 per month. Consultant agrees to execute such documents as may be necessary to enable Concept to renew such life insurance policies during the term of this Agreement.

         4. Independent Contractor. Consultant's relationship with Concept shall be that of an independent contractor and not an employee for any purpose whatsoever.

         5. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee.

         6. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and may be amended only by means of an instrument executed in writing by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                             CONCEPT INCORPORATED

                                             By:
                                                ---------------------------
                                             Title:
                                                   ------------------------


                                             ------------------------------
                                             D. Paul Alagia